EXHIBIT 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244

April 15, 2013

Bering Exploration, Inc.
710 N. Post Oak Road
Suite 410
Houston, Texas 77024

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 16, 2012 relating to the reserves and future revenue statements which appear in the Annual Report on Form 10-K of Bering Exploration, Inc. for the year ended March 31, 2012.

Very truly yours, DeGOLYER and MacNAUGHTON Texas Registered Engineering Firm F-716